EXHIBIT 99.01

		CERIFICATIONS PRUSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PRUSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

	In connection with the Quarterly Report of Union Plaza Hotel and Casino, Inc. (the "Company") on Form 10-Q for the quarter ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, John D. Gaughan, President and Chief Executive Officer of the Company, and Alan J. Woody, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange
Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


By:	/s/ JOHN D. GAUGHAN	Dated:	July 31, 2003
          John D. Gaughan
Title	    Chairman of the Board, President
          and Chief Executive Officer

By:   /s/ ALAN J. WOODY		Dated:	July 31, 2003
	    Alan J. Woody
Title     Vice President and Chief Financial
          Officer